UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

FirstBank NW Corp.
(Exact name of registrant as specified in its charter)

Washington	000-22435	84-1389562
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1300 16th Avenue, Clarkston, Washington		99403
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (509) 295-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into a Material Definitive Agreement

Base Salaries of Executive Officers

        On June 16, 2005, the Board of Directors of FirstBank NW Corp. ("FirstBank") increased the salaries of the five named executive officers, effective April 1, 2005, as follows:

Name and Title	2004 Annual Base Salary	2005 Annual Base Salary

Clyde E. Conklin President and Chief Executive Officer	$160,710	$171,960

Larry K. Moxley Executive Vice President and Chief Financial Officer	145,584	152,863

Terrence A. Otte Executive Vice President and Chief Operating Officer	125,400	131,670

Donn L. Durgan Executive Vice President and Chief Lending Officer	123,100	129,255

Richard R. Acuff Executive Vice President and Chief Information Officer	95,920	100,716

Income Performance Bonus Plan

        FirstBank has an Income Performance Bonus Plan pursuant to which executive officers of FirstBank are eligible to receive a bonus if FirstBank attains a target net income goal during the March 31, 2006 fiscal year. If the goal is attained, Messrs. Conklin and Moxley receive 40% of base salary and Messrs. Otte, Durgan and Acuff receive 25% of base salary.

Key Strategic Bonus Plan

        In addition to the Income Performance Bonus Plan, the Board of Directors of FirstBank established performance goals under its Key Strategic Bonus Plan. Under this Plan, each executive officer is eligible to receive a bonus of up to an additional 10% of the officer's base compensation. This is a subjective incentive that is based on the attainment by each officer of specified goals that support FirstBank's strategies. Some of the goals established are compliance with new internal control requirements, achieving deposit and loan growth, improving cost accounting systems to further support profitability analysis and implementing a bank wide training program.

Directors' Compensation

        On June 16, 2005, the Board of Directors of FirstBank approved increases in the fees paid for meetings of the Board of Directors and its committees, effective as of July 1, 2005.

2


Board Meeting Fees

        The FirstBank Board of Directors increased the annual retainer paid to each director from $9,600 to $12,000 and the annual retainer of the Chairman increased from $20,000 to $25,000. Fees for regular and special meetings of the Board of Directors increased from $500 to $750 per meeting. Inside directors (i.e. directors who are also officers of FirstBank) receive 80% of the fee paid to outside directors.

Committee Meeting Fees

        The fee paid to each member of the audit committee increased from $500 to $600 per meeting and the fee paid to the chair of the Audit Committee increased from $600 to $700 per meeting. No other change was made in the committee meeting fees.

Other Fees

        The fee for outside director training was increased from $500 to $750 per day.

3


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRSTBANK NW CORP.

DATE: June 17, 2005	By: /s/Clyde E. Conklin
Clyde E. Conklin
President and Chief Executive Officer

4
